SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT, dated as of February 28, 2003 (this "Amendment"), to the Credit Agreement referred to below, is entered into by and among GOTTSCHALKS INC., a Delaware corporation ("Borrower"); GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as a Lender, and as Agent for Lenders; The CIT GROUP/BUSINESS CREDIT, INC., as a Lender; LASALLE RETAIL FINANCE, a division of LASALLE BUSINESS CREDIT, LLC, as agent for STANDARD FEDERAL BANK NATIONAL ASSOCIATION, as a Lender; and FOOTHILL CAPITAL CORPORATION, as a Lender.

W I T N E S S E T H

WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of January 31, 2002, as amended by that certain First Amendment to Credit Agreement dated as of February 22, 2002, that certain Second Amendment dated as of March 22, 2002, that certain Third Amendment to Credit Agreement dated as of April 30, 2002, that certain Consent and Fourth Amendment to Credit Agreement dated as of January 30, 2003, and that certain Fifth Amendment to Credit Agreement dated as of January 30, 2003 (as may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, Borrower has requested that Agent and Lenders amend the Credit Agreement in light of Borrower's new Projections;

NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree upon the terms and conditions set forth herein as follows:

    Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement or Annex A thereto. This Amendment shall be deemed a Loan Document for all purposes.
    Amendments to Annex G. Annex G to the Credit Agreement is hereby amended as of the Amendment Effective Date (as hereinafter defined) as follows:
      By deleting subsection (a) thereof in its entirety and inserting in lieu thereof the following new section to read as follows:

      "(a) Minimum EBITDA. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Month set forth below, EBITDA for the 12-month period then ended:

Period	EBITDA
December 2001	$31,784,000
January 2002	$27,366,000
February 2002	$29,507,000
March 2002	$30,150,000
April 2002	$29,571,000
May 2002	$30,527,000
June 2002	$31,323,000
July 2002	$31,239,000
August 2002	$31,062,000
September 2002	$33,534,000
October 2002	$34,117,000
November 2002	$32,964,000
December 2002	$37,847,000
January 2003	$29,078,000
February 2003	$28,230,000
March 2003	$26,188,000
April 2003	$27,280,000
May 2003	$27,317,000
June 2003	$26,797,000
July 2003	$28,213,000
August 2003	$27,580,000
September 2003	$27,438,000
October 2003	$26,457,000
November 2003	$25,637,000
December 2003	$24,083,000
January 2004	$25,123,000
February 2004	$25,634,000
March 2004	$27,091,000
April 2004	$26,297,000
May 2004	$26,452,000
June 2004	$26,473,000
July 2004	$26,526,000
August 2004	$26,079,000
September 2004	$26,106,000
October 2004	$26,084,000
November 2004	$26,150,000
December 2004	$26,466,000
January 2005	$26,590,000

      provided, however, that in the event Borrowing Availability is greater than $20,000,000 as measured on a daily basis for two consecutive Fiscal Quarters then Borrower shall not have to comply with this Financial Covenant; provided, however, that if at any time thereafter Borrowing Availability is less than $20,000,000, then Borrower shall be required to comply with this Financial Covenant."

      By deleting subsection (d) thereof in its entirety and inserting in lieu thereof the following new section to read as follows:

    "(d) Minimum Inventory Ratio. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Month ending on or about the last day of the month set forth below, an Inventory Ratio for such Fiscal Month of not less than the following:

Fiscal Month (ending on or about the last day of)	Percentage
February 2002	24.9%
March 2002	23.7%
April 2002	18.9%
May 2002	20.1%
June 2002	19.2%
July 2002	19.0%
August 2002	24.6%
September 2002	31.1%
October 2002	28.3%
November 2002	27.4%
December 2002	22.7%
January 2003	13.2%
February 2003	19.6%
March 2003	23.0%
April 2003	18.9%
May 2003	18.3%
June 2003	15.8%
July 2003	18.1%
August 2003	22.5%
September 2003	25.4%
October 2003	22.7%
November 2003	20.2%
December 2003	21.8%
January 2004	13.5%
February 2004	19.9%
March 2004	21.7%
April 2004	16.7%
May 2004	16.4%
June 2004	15.4%
July 2004	16.6%
August 2004	22.1%
September 2004	25.4%
October 2004	22.3%
November 2004	19.0%
December 2004	21.2%
January 2005	13.3%

  Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants that:
      The execution, delivery and performance of this Amendment and the performance of the Credit Agreement, as amended by this Amendment, by Borrower: (a) is within Borrower's organizational power; (b) has been duly authorized by all necessary or proper corporate and shareholder action; (c) does not contravene any provision of Borrower's charter or bylaws or equivalent organizational documents; (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound; (f) does not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of Agent pursuant to the Loan Documents; and (g) does not require the consent or approval of any Governmental Authority or any other Person.
      This Amendment has been duly executed and delivered by or on behalf of Borrower.
      This Amendment constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
      No Default has occurred and is continuing after giving effect to this Amendment.
      No action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges Borrower's right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Credit Agreement as amended hereby or any other Loan Document, or the validity or enforceability of this Amendment, the Credit Agreement as amended hereby or any other Loan Document or any action taken under this Amendment, the Credit Agreement as amended hereby or any other Loan Document or (ii) which if determined adversely, is reasonably likely to have or result in a Material Adverse Effect after giving effect to this Amendment. To the knowledge of Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.
      The representations and warranties of Borrower contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.
  No Other Amendments. Except as expressly amended herein, the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.
  Outstanding Indebtedness; Waiver of Claims. Borrower hereby acknowledges and agrees that as of February 28, 2003 the aggregate outstanding principal amount of the Revolving Loans is $77,850,236 and that such principal amount is payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Amendment Effective Date, provided, that Borrower does not waive any Claim to the extent such Claim relates solely to the Agent's or any Lender's gross negligence or willful misconduct.
  Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.
  Effectiveness. This Amendment shall become effective as of January 31, 2003 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of the Agent of each of the following conditions:
      Documents. Agent shall have received this Amendment duly executed and delivered by Agent, all Lenders and Borrower and consented and agreed to by GCRC.
      Amendment Fee. Borrower shall have paid to Agent, for the benefit of the Lenders, an amendment fee in the amount of $206,250.
      Payment of Expenses. Borrower shall have paid to Agent and Lenders all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent or Lenders (including, without limitation, reasonable legal fees and expenses).
      Representations and Warranties. All representations and warranties of or on behalf of the Credit Parties or GCRC in this Amendment and all the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and on and as of the date that the other conditions precedent in this Section 7 have been satisfied.
  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
  Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GOTTSCHALKS INC.

By: /s/ James Famalette
Title: President & CEO

GENERAL ELECTRIC CAPITAL

CORPORATION,

as Agent and Lender

By: /s Todd Gronski

Title: Its Duly Authorized Signatory

THE CIT GROUP/BUSINESS CREDIT INC.,

as Lender

By: /s/ Adrian Avalos

Title: Vice President

FOOTHILL CAPITAL CORPORATION,

as Lender

By:

Name:

Title:

LASALLE RETAIL FINANCE, a division of LASALLE BUSINESS CREDIT, LLC., as agent for STANDARD FEDERAL BANK NATIONAL ASSOCIATION N.A.,

as Lender

By:

Name:

Title:

[Signature Page to Sixth Amendment]

Acknowledgment, Consent and Agreement to Sixth Amendment to Credit Agreement:

The undersigned hereby (i) acknowledges and consents to each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under the GCRC Letter shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

Acknowledged, consented and agreed to as of February 28, 2003.

GOTTSCHALKS CREDIT RECEIVABLES CORPORATION, a Delaware corporation

By: /s/ Michael Geele

Title: President

[GCRC Consent to 6th Amendment]